UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

Gladstone Investment Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, the Board of Directors of Gladstone Investment Corporation (the “Company”) elected David A.R. Dullum as President of the Company. Mr. Dullum has served as a member of the Company’s Board of Directors since June 2005. Prior to his election as President, Mr. Dullum had served as a Senior Managing Director of the Company’s external investment adviser, Gladstone Management Corporation (the “Adviser”). From 1995 to the present, Mr. Dullum has been a partner of New England Partners, a venture capital firm focused on investments in small and medium-sized business in the Mid-Atlantic and New England regions. Mr. Dullum is also the president and a director of Harbor Acquisition Corporation (AMEX: HAC). Mr. Dullum also serves as a director of Simkar Corporation, a manufacturer of industrial and consumer lighting products. Mr. Dullum has also been a director of Gladstone Capital Corporation since August 2001, and a director of Gladstone Commercial Corporation since August 2003. Mr. Dullum holds an MBA from Stanford Graduate School of Business and a BME from the Georgia Institute of Technology.

Also on April 8, 2008, the Company’s former President, George Stelljes III was elected as a Vice Chairman of the Board of Directors of the Company. Mr. Stelljes joins Terry Brubaker as the Company’s Vice Chairmen. Mr. Stelljes will also continue to serve as the Chief Investment Officer and Assistant Secretary of the Company.

Item 9.01     Financial Statements and Exhibits.

a)  Not applicable
b)  Not applicable
c)  Not applicable
d)  Exhibits

99.1 Press release dated April 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation
(Registrant)

Date:	April 8, 2008	By: /s/ Mark Perrigo
(Mark Perrigo, Chief Financial Officer)